UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 12, 2019
Aflac Incorporated
_________________________________________________________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-07434		58-1167100
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	File Number)		Identification No.)

1932 Wynnton Road	Columbus	Georgia	31999
(Address of principal executive offices)			(Zip Code)
706.323.3431
_________________________________________________________________________________________________________________________________________________________
(Registrant’s telephone number, including area code)

_________________________________________________________________________________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	AFL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aflac Incorporated (the “Company”) has appointed Frederick J. Crawford as President and Chief Operating Officer of Aflac Incorporated, effective January 1, 2020. Mr. Crawford, age 56, has served as the Company’s Executive Vice President and Chief Financial Officer since June 2015. Previously, he served as Executive Vice President and Chief Financial Officer of CNO Financial Group (a financial services company) since 2012. Prior to that, he spent more than a decade at the Lincoln Financial Group (also a financial services company) serving in roles of progressive responsibility, including as Executive Vice President and Chief Financial Officer as well as leading its Corporate Development and Investments function. Before joining Lincoln Financial Group, Mr. Crawford also held leadership positions at Bank One Corporation.

The Company has also appointed Max K. Brodén as Executive Vice President and Chief Financial Officer, effective January 1, 2020. Mr. Brodén, age 41, has served as the Company’s Senior Vice President, Deputy Chief Financial Officer and Treasurer since May 2019, and previously served as the Company’s Senior Vice President and Treasurer since March 2017. Before joining Aflac, he held several positions with Norges Bank since 2007, most recently serving as senior portfolio manager.

Beginning January 1, 2020, Mr. Crawford’s initial base salary will be $825,000, and he will be eligible for an annual bonus with the target amount of such award to be determined in February 2020. On November 12, 2019, Mr. Crawford received an equity award with a grant-date value of approximately $1,200,000 in the form of restricted stock units. The time-based restricted stock units will vest on the third anniversary of the grant date. Mr. Crawford is also expected to receive an equity award in February 2020 with a grant-date value of approximately $2,062,500 in the form of performance-based restricted stock, with vesting contingent upon the Company’s achievement of performance goals over a three-year period. The equity awards are generally subject to Mr. Crawford’s continued employment with the Company through the respective vesting dates.

Beginning January 1, 2020, Mr. Brodén’s initial base salary will be $560,000 and he will be eligible for an annual bonus with the target amount of such award to be determined in February 2020. Mr. Brodén is also expected to receive an equity award in February 2020 with a grant-date value of approximately $980,000 in the form of performance-based restricted stock, with vesting contingent upon the Company’s achievement of performance goals over a three-year period.

A copy of the press release relating to these appointments is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 - Press release of Aflac Incorporated dated November 12, 2019

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 12, 2019	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

99.1	-	Press release of Aflac Incorporated dated November 12, 2019
101.INS	-	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	-	XBRL Taxonomy Extension Schema.
101.CAL	-	XBRL Taxonomy Extension Calculation Linkbase.
101.DEF	-	XBRL Taxonomy Extension Definition Linkbase.
101.LAB	-	XBRL Taxonomy Extension Label Linkbase.
101.PRE	-	XBRL Taxonomy Extension Presentation Linkbase.

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